Exhibit 99.1
FOR IMMEDIATE RELEASE

Momentive Specialty Chemicals Inc. Announces Preliminary First Quarter 2012 Results

COLUMBUS, Ohio - (April 26, 2012) - Momentive Specialty Chemicals Inc. (“Momentive Specialty Chemicals” or the “Company”) today announced preliminary results for the first quarter ended March 31, 2012.
The Company expects to record sales of approximately $1.2 billion, operating income of $41 million to $51 million and Segment EBITDA of $145 million to $155 million in the first quarter of 2012. The Company recorded revenues of $1.3 billion, operating income of $119 million and Segment EBITDA of $178 million in the first quarter of 2011. Segment EBITDA is a non-GAAP financial measure and is defined and reconciled to operating income later in this release.
Momentive Specialty Chemicals estimates that its total non-affiliated debt was approximately $3.5 billion at March 31, 2012 compared to $3.5 billion at December 31, 2011. In addition, the Company had approximately $400 million of cash and cash equivalents at the end of the first quarter of 2012. Momentive Specialty Chemicals also estimates that it had liquidity of approximately $670 million as of March 31, 2012, which is comprised of cash plus available borrowings under its credit facilities. The Company expects to be in compliance with all of the terms of its outstanding indebtedness, including the financial covenants, at the end of the first quarter of 2012.
“As anticipated, first quarter 2012 results reflected volatile market conditions in certain end markets and the impact of negative product mix due to lower volumes for some of our specialty products compared to the prior year,” said Craig O. Morrison, Chairman, President and CEO. “While we experienced softer results in the first quarter of 2012 compared to the prior year, we were pleased with our strong sequential quarterly improvement in volumes and Segment EBITDA compared to the fourth quarter of 2011.
“With strong liquidity and a disciplined approach to managing market volatility, we believe we are well-positioned for the long-term,” Morrison said. “We continue to focus on actions designed to maximize cash flow and benefit from our long-dated capital structure. We were also pleased to successfully refinance portions of our capital structure in the first quarter of 2012.”
Momentive Specialty Chemicals will issue a more detailed press release regarding its first quarter 2012 results, and will file its Form 10-Q for the period ended March 31, 2012, in early May, with an accompanying investor conference call to follow shortly thereafter.
Financial Measures that Supplement U.S. GAAP
Segment EBITDA (earnings before interest, income taxes, depreciation and amortization) is defined as EBITDA adjusted to exclude certain non-cash, other income and expenses and discontinued operations. Segment EBITDA is the primary performance measure used by the Company's senior management, the chief operating decision-maker and the board of directors to evaluate operating results and allocate capital resources among segments. Segment EBITDA is also the profitability measure used to set management and executive incentive compensation goals. Segment EBITDA is not a measurement of financial performance under U.S. GAAP, and our Segment EBITDA may not be comparable to similarly titled measures of other companies. You should not consider our Segment EBITDA, which is a non-U.S. GAAP financial measure, as an alternative to operating or net income, determined in accordance with U.S. GAAP, as an indicator of our operating performance, or as an alternative to cash flows from operating activities, determined in accordance with U.S. GAAP, as an indicator of our cash flows or as a measure of liquidity.
Reconciliation of Segment EBITDA to Operating Income

	Three months ended March 31, 2012		Three months ended March 31, 2011
	Low	High
Segment EBITDA	$145	$155	$178
Reconciliation:
Items not included in Segment EBITDA:
Non-cash charges	(30)	(30)	(1)
Business realignments	(16)	(14)	(3)
Other	(15)	(17)	(11)
Total adjustments	(61)	(61)	(15)
Earnings from unconsolidated entities	(5)	(5)	(3)
Depreciation and amortization	(38)	(38)	(41)
Operating income	$41	$51	$119

Forward-Looking Statements
Certain statements in this press release are forward-looking statements within the meaning of and made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, our management may from time to time make oral forward-looking statements. All statements, other than statements of historical facts, are forward-looking statements. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “may,” “will,” “could,” “should,” “seek” or “intend” and similar expressions. Forward-looking statements reflect our current expectations and assumptions regarding our business, the economy and other future events and conditions and are based on currently available financial, economic and competitive data and our current business plans. Actual results could vary materially depending on risks and uncertainties that may affect our operations, markets, services, prices and other factors as discussed in the Risk Factors section of our most recent Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission (the “SEC”). While we believe our assumptions are reasonable, we caution you against relying on any forward-looking statements as it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, a weakening of global economic and financial conditions, interruptions in the supply of or increased cost of raw materials, changes in governmental regulations and related compliance and litigation costs, difficulties with the realization of cost savings in connection with our strategic initiatives, including transactions with our affiliate, Momentive Performance Materials Inc., pricing actions by our competitors that could affect our operating margins, the impact of our substantial indebtedness, our failure to comply with financial covenants under our credit facilities or other debt, and the other factors listed in the Risk Factors section of our most recent Annual Report on Form 10-K and in our other SEC filings. For a more detailed discussion of these and other risk factors, see the Risk Factors section in our most recent Annual Report on Form 10-K and our other filings made with the SEC, including our quarterly reports on Form 10-Q. All forward-looking statements are expressly qualified in their entirety by this cautionary notice. The forward-looking statements made by us speak only as of the date on which they are made. Factors or events that could cause our actual results to differ may emerge from time to time. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.
About the Company
Based in Columbus, Ohio, Momentive Specialty Chemicals Inc. (formerly known as Hexion Specialty Chemicals, Inc.) is the global leader in thermoset resins. Momentive Specialty Chemicals Inc. serves the global wood and industrial markets through a broad range of thermoset technologies, specialty products and technical support for customers in a diverse range of applications and industries. Momentive Specialty Chemicals Inc. is an indirect wholly owned subsidiary of Momentive Performance Materials Holdings LLC., the owner of its sister company, Momentive Performance Materials Inc., a global leader in silicones and advanced materials. Additional information is available at www.momentive.com.
About Momentive
Momentive Performance Materials Holdings LLC is the ultimate parent company of Momentive Performance Materials Inc. and Momentive Specialty Chemicals Inc. (collectively, “Momentive”). Momentive is a global leader in specialty chemicals and materials, with a broad range of advanced specialty products that help industrial and consumer companies support and improve everyday life. The company uses its technology portfolio to deliver tailored solutions to meet the diverse needs of its customers around the world. Momentive was formed in October 2010 through the combination of entities that indirectly owned Momentive Performance Materials Inc. and Hexion Specialty Chemicals Inc. The capital structures and legal entity structures of both Momentive Performance Materials Inc. and Momentive Specialty Chemicals Inc. (formerly known as Hexion Specialty Chemicals, Inc.), and their respective subsidiaries and direct parent companies, remain separate. Momentive Performance Materials Inc. and Momentive Specialty Chemicals Inc. file separate financial and other reports with the Securities and Exchange Commission. Momentive is controlled by investment funds affiliated with Apollo Global Management, LLC. Additional information about Momentive and its products is available at www.momentive.com.
Contact
Investors and Media:
John Kompa
614-225-2223
john.kompa@momentive.com